QuickLinks -- Click here to rapidly navigate through this document

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	52-1200960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Light Street
Baltimore, Maryland 21202
(410) 539-0000
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Thomas P. Lemke
Senior Vice President and General Counsel
Legg Mason, Inc.
100 Light Street
Baltimore, Maryland 21202
(410) 539-0000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

James S. Scott, Sr., Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:    From time to time after the effective date of this registration statement.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

           If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company," in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Debt Securities and Convertible Debt Securities(3)

Common Stock, $.10 par value(3)

Warrants(3)(4)

Preferred Stock, $10.00 par value(3)

Stock Purchase Contracts(3)

Equity Units(3)

(1)
There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, which may be senior or subordinated, of the registrant and such indeterminate number of warrants, stock purchase contracts or equity units of the registrant as may from time to time be offered at indeterminate prices. Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.

(2)
In accordance with Rule 456(b) and Rule 457(r), the registrant is deferring payment of all of the registration fee.

(3)
Also includes such indeterminate amount of debt securities or such indeterminate number of shares of preferred stock, common stock, warrants, stock purchase contracts and equity units as may be issued from time to time upon conversion of, in exchange for, upon settlement of, or upon exercise of convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this registration statement.

(4)
Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.

PROSPECTUS

LEGG MASON, INC.

DEBT SECURITIES
CONVERTIBLE DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS
STOCK PURCHASE CONTRACTS
EQUITY UNITS

        Pursuant to a "shelf" registration statement of which this prospectus is a part, we, Legg Mason, Inc., may offer notes, debentures or other debt securities, including debt securities which may be convertible into shares of our common stock, par value $.10 per share, shares of common stock, shares of preferred stock, par value $10.00 per share, warrants, stock purchase contracts and equity units. Pursuant to this process, we may sell such securities from time to time together or separately in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of sale.

        This prospectus will describe the general terms of the securities and the general manner in which we will offer such securities. Each time we sell securities, we will provide a prospectus supplement that will contain the specific terms of the securities offered. The prospectus supplement will also describe the specific manner in which we will offer the securities.

        The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the prospectus supplement and the additional information described under "Where You Can Find More Information" carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the ticker symbol "LM."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 6, 2008

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any document we file at the SEC's public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Our common stock is listed on the New York Stock Exchange under the symbol "LM". Information about us also is available at the exchange.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        The SEC allows us to incorporate by reference much of the information we file with them. This means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date our offering of securities has been completed:

  •
  Our Annual Report on Form 10-K for the year ended March 31, 2007;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2007;

  •
  Our Current Report on Form 8-K filed with the SEC on April 30, 2007;

  •
  Our Current Report on Form 8-K filed with the SEC on June 6, 2007;

  •
  Our Current Report on Form 8-K filed with the SEC on July 5, 2007;

  •
  Our Current Report on Form 8-K filed with the SEC on December 28, 2007;

  •
  Our Current Report on Form 8-K filed with the SEC on January 7, 2008;

  •
  Our Current Report on Form 8-K filed with the SEC on January 18, 2008 (except Item 2.02);

  •
  Our Current Report on Form 8-K filed with the SEC on February 1, 2008;

  •
  Our Current Report on Form 8-K filed with the SEC on February 6, 2008;

  •
  Our Current Report on Form 8-K filed with the SEC on March 7, 2008;

  •
  Our Current Report on Form 8-K filed with the SEC on March 31, 2008; and

  •
  The description of our common stock, par value $0.10 per share, contained in Amendment No. 6 to our Registration Statement on Form 8-A, filed September 29, 2006.

        You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:

Legg Mason, Inc.
100 Light Street
Baltimore, Maryland 21202
Attn: Corporate Secretary
(410) 539-0000

        Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.

        You should rely only on the information incorporated by reference or provided in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The information contained in this prospectus is current only as of the date hereof. Unless the context requires otherwise, the terms "Legg Mason," "we," "us," and "our" refer to Legg Mason, Inc. and its predecessors and subsidiaries.

FORWARD-LOOKING INFORMATION

        Certain statements included in this prospectus and any documents incorporated by reference constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from those expressed or implied by any forward-looking statements. These forward-looking statements may contain information related, but not limited to:

  •
  anticipated growth in revenues or earnings per share;

  •
  anticipated changes in our business or in the amount of client assets under management;

  •
  anticipated expense levels and expectations regarding financial market conditions;

  •
  anticipated investment performance of, or levels of asset flows to, asset management products we manage;

  •
  anticipated future transactions such as acquisitions; and

  •
  anticipated performance of recent, pending and future acquisitions.

        In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or "continue" or the negative of those terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially due to a number of factors including, but not limited to:

  •
  the volatile and competitive nature of the asset management industry;

  •
  changes in domestic and foreign economic and market conditions;

  •
  the loss of key employees or principals of our current or future operating subsidiaries;

  •
  the effect of current and future federal, state and foreign regulation of the asset management industry, including potential liability under applicable securities laws;

  •
  market, credit and liquidity risks associated with our investment management activities;

  •
  the impairment of acquired intangible assets and goodwill;

  •
  costs associated with any credit support activities we engage in with regard to funds managed by our subsidiaries;

  •
  potential restrictions on the business of, and withdrawal of capital from, certain of our subsidiaries due to net capital requirements; and

  •
  the effect of any acquisitions.

        Moreover, we do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. We have no duty to update any of the forward-looking statements after the date of this prospectus. In assessing these forward-looking statements you should carefully consider the factors discussed under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements" and "Risk Factors" in our Quarterly Reports on Form 10-Q, and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Forward Looking Statements" and "Risk Factors" in our most recent Annual Report on Form 10-K.

        We caution the reader that these risk factors may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. Management cannot predict such new risks or the impact of such new risks on our businesses. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

OUR COMPANY

        Legg Mason is a global asset management company. Acting through our subsidiaries, we provide investment management and related services to institutional and individual clients, company-sponsored mutual funds and other investment vehicles. We offer these products and services directly and through various financial intermediaries. We divide our business into three divisions: Managed Investments; Institutional; and Wealth Management. Within each of our divisions, we provide our services through a number of asset managers, each of which is an individual business that generally markets its products and services under its own brand name.

        Legg Mason, Inc. was incorporated in Maryland in 1981 to serve as a holding company for its brokerage and related subsidiaries. The predecessor companies to Legg Mason trace back to Legg & Co., a Maryland-based broker-dealer formed in 1899. Our subsequent growth has occurred primarily through internal expansion and the acquisition of asset management and broker-dealer firms. In December 2005, Legg Mason completed a transaction in which it sold its broker-dealer businesses to concentrate on the asset management industry.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF
EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Nine Months Ended December 31, 2007
			Years Ended March 31,
			2007		2006		2005		2004		2003
Ratio of earnings to fixed charges	11.8	x	11.0	x	11.6	x	9.8	x	6.7	x	4.0	x
Ratio of earnings to combined fixed charges and preferred stock dividends	11.8	x	11.0	x	11.6	x	9.8	x	6.7	x	4.0	x

        The ratio of earnings to fixed charges was computed by dividing the sum of our earnings before income taxes and fixed charges by fixed charges. Fixed charges consist of all interest and one-third of the total of Rent, Marketing Data Services, Maintenance, Data Processing Service Bureau and Equipment Rental expenses (considered representative of the interest factor).

        The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing the sum of our earnings before income taxes and fixed charges by the sum of fixed charges and preferred stock dividends. As of May 6, 2008, we had one share of preferred stock outstanding and we have never declared any dividends on this share of preferred stock.

USE OF PROCEEDS

        Except as may be described otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. This may include our continued expansion and diversification, both by internal growth and by acquisition, primarily of our asset management business and repayment of our outstanding indebtedness. Pending any of the foregoing applications, the net proceeds may be invested temporarily in short-term, interest bearing securities.

THE SECURITIES

        We intend to sell our securities from time to time. These securities may include the following, in each case as specified by us at the time of offering:

  •
  common stock;

  •
  preferred stock which may be:

  •
  convertible into another series of preferred stock or common stock; or

  •
  exchangeable for debt securities;

  •
  warrants to purchase shares of common stock or preferred stock;

  •
  debt securities, comprising senior debt securities and subordinated debt securities, each of which may be convertible or exchangeable into other securities, including our debt securities, preferred stock or common stock or securities of another company;

  •
  warrants to purchase debt securities;

  •
  stock purchase contracts which obligate holders to purchase from us and obligate us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates; and

  •
  equity units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the equity units to purchase the securities under the stock purchase contracts.

        We may offer the securities independently or together with other securities and the securities may be attached to, or separate from other securities. We will offer the securities to the public on terms determined by market conditions at the time of sale. The terms will be described in a prospectus supplement relating to the specific issue of securities.

DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions that are common to all debt securities that we may offer. Most of the financial terms and other specific terms of any debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. If the information in the applicable prospectus supplement is different than information contained in this prospectus, you should rely on information in the prospectus supplement.

        The debt securities will constitute either senior debt (the "Senior Securities") or subordinated debt (the "Subordinated Securities") of Legg Mason. Senior Securities will be issued under the Indenture dated as of February 9, 1996 between us and The Bank of New York, as Trustee (the "Senior Trustee") (as it may be supplemented from time to time, the "Senior Indenture"). Subordinated Securities will be issued under a separate Indenture to be entered into between us and The Bank of New York (the "Subordinated Trustee") (as it may be supplemented from time to time, the "Subordinated Indenture"). We will refer to the Senior Indenture and the Subordinated Indenture together as the "Indentures" and each as an "Indenture." The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). We have filed forms of each of the Indentures together with our Form S-3, filed with the SEC on January 11, 1996, and an execution copy of the Senior Indenture together with our Form 8-K, filed with the SEC on February 12, 1996. The term "Trustee" refers to either the Senior Trustee or the Subordinated Trustee, as the context requires.

        Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the Indentures, including definitions of certain terms used in the Indentures. For example, in this section we use capitalized words to signify terms that have been specifically defined in the Indentures. Some of the definitions are repeated herein, but for the rest you will need to read the Indentures. We also include references in parentheses to certain sections of the Indentures or the TIA. Whenever we refer to particular sections or defined terms of the Indentures in this prospectus or in the applicable prospectus supplement, such sections or defined terms are incorporated by reference herein or in the prospectus supplement. Unless otherwise noted, the section numbers refer to both Indentures. Except as otherwise indicated, the terms of the Indentures are identical. As used in the discussion under this caption "Description of Debt Securities," the term "we" or "us" means Legg Mason, Inc.

General

        Neither Indenture limits the aggregate principal amount of debt securities that we may issue from time to time. Each Indenture provides that we may issue debt securities from time to time in one or more series. (Section 3.1) Unless otherwise specified in the applicable prospectus supplement, the Senior Securities, when issued, will be our unsecured and unsubordinated obligations and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The Subordinated Securities, when issued, will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our Senior Debt (as defined in the Subordinated Indenture) under the circumstances described herein and in the applicable prospectus supplement. (Section 15.1 of the Subordinated Indenture) Substantially all of our assets are owned by our subsidiaries. Therefore, our rights and the rights of our creditors, including holders of debt securities, to participate in the distribution of the assets of any of our subsidiaries upon its liquidation, recapitalization or otherwise, will generally be subject to the prior claims of such subsidiary's creditors. In addition, dividends, loans and advances to us from certain of our subsidiaries are restricted by net capital requirements under the Exchange Act and under rules of certain exchanges and various domestic and foreign regulatory bodies.

        You should read the applicable prospectus supplement for the following terms and provisions with respect to the offered debt securities:

  •
  the title of the debt securities;

  •
  whether the debt securities are Senior Securities or Subordinated Securities;

  •
  the aggregate principal amount, and any limit on the aggregate principal amount, of the debt securities;

  •
  the form of such debt securities, including whether such debt securities are to be issuable in permanent or temporary global form or in the form of Book-Entry Securities, as Registered Securities, Bearer Securities or both, any restrictions on the offer, sale or delivery of Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa (if permitted by applicable laws and regulations);

  •
  the circumstances under which any global securities or Book-Entry Securities may be registered to a Person other than the Depository for these global securities or Book-Entry Securities or its nominee;

  •
  the price or prices (expressed as a percentage of the aggregate principal amount of the debt securities) at which the debt securities will be issued;

  •
  the date or dates on which the debt securities will mature;

  •
  the rate or rates per annum at which the debt securities will bear interest, if any, and the date from which any such interest will accrue;

  •
  the Interest Payment Dates on which any such interest on the debt securities will be payable, the Regular Record Date for any interest payable on any debt securities which are registered securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global security on an Interest Payment Date will be paid;

  •
  any mandatory or optional sinking fund or analogous provisions;

  •
  each office or agency where, subject to the terms of the applicable Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the debt securities will be payable;

  •
  each office or agency where, subject to the terms of the applicable Indenture as described below under "Form, Exchange, Registration and Transfer," the debt securities may be presented for registration of transfer or exchange;

  •
  the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption provisions, which may include with respect to a particular series or particular debt securities within a series, a redemption option of Holders upon certain conditions, as defined in the applicable Indenture;

  •
  the denominations in which any debt securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any debt securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;

  •
  the currency or currency units of payment of the principal of (and premium, if any) and interest on the debt securities;

  •
  any index or formula used to determine the amount of payments of the principal of (and premium, if any) and interest on the debt securities and the manner in which such amounts shall be determined;

  •
  the terms and conditions, if any, pursuant to which such debt securities are convertible or exchangeable into other securities, including our debt securities, common stock or preferred stock or securities of another company;

  •
  the terms pursuant to which such debt securities are subject to defeasance; and

  •
  any other terms of such debt securities.

        We may issue debt securities as Original Issue Discount Securities. An Original Issue Discount Security is a debt security, including any Zero-Coupon Security, which is issued at a price lower than the amount payable upon the Stated Maturity of the debt security and which provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the Stated Maturity, determined in accordance with the terms of the debt security, shall become due and payable. (Sections 3.1 and 5.2) We will describe certain special United States federal income tax considerations applicable to debt securities sold at an original issue discount in the applicable prospectus supplement relating to these debt securities. In addition, we will describe certain special United States federal income tax or other considerations applicable to any debt securities which are denominated in a currency or currency unit other than United States dollars in the applicable prospectus supplement relating to these debt securities.

        Under the Indentures, we will have the ability to issue debt securities with terms different from those of debt securities previously issued. In addition, we will have the ability, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of this series (unless a reopening was restricted when this series was created), in an aggregate principal amount determined by us. (Section 3.1)

Form, Exchange, Registration and Transfer

  Form

  We may issue debt securities of a series in definitive form

  •
  solely as Registered Securities;

  •
  solely as Bearer Securities; or

  •
  as both Registered Securities and Bearer Securities. (Section 3.1)

        Unless otherwise indicated in the applicable prospectus supplement, we will attach interest coupons to all Bearer Securities. (Section 2.1) The Indentures also provide that we may issue debt securities of a series in temporary or permanent global form and as Book-Entry Securities that will be deposited with, or on behalf of, The Depository Trust Company (the "Depository") or another depository named by us and identified in a prospectus supplement with respect to such series. See "Global and Book-Entry Debt Securities." Each Bearer Security, and any coupon attached thereto, other than a temporary global Bearer Security will bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

        In connection with its original issuance, we may not mail or otherwise deliver a Bearer Security (including a debt security exchangeable for a Bearer Security or a debt security in global form that is either a Bearer Security or exchangeable for Bearer Securities) to any location in the United States or to any United States person (as defined under "Limitations on Issuance of Bearer Securities"). Also, we may deliver a Bearer Security in connection with its original issuance only if the Person entitled to receive such Bearer Security furnishes written certification of the beneficial ownership of the Bearer Security as required by Treasury Regulation Section 1.163-5(c)(2)(i)(D)(3) (or any comparable successor provisions). If you hold a Bearer Security in permanent global form, you must give certification of the beneficial owner's interest in such Bearer Security at the time such debt security is originally issued. See "Global and Book-Entry Debt Securities" and "Limitations on Issuance of Bearer Securities."

  Exchange

        You may exchange Registered Securities of any series for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both Registered Securities and Bearer Securities, you as holder have the option to exchange Bearer Securities of such series into Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

        If you surrender Bearer Securities in exchange for Registered Securities before the relevant date for payment of interest on such Bearer Securities, you must do so without the coupon relating to that date for payment of interest. Interest accrued as of that date will not be paid on the Registered Security but only to the holder of the coupon when due.

        You may not register a Book-Entry Security for transfer or exchange unless

  •
  the Depository or a nominee of the Depository notifies us that it is unwilling or unable to continue as Depository;

  •
  the Depository ceases to be qualified as required by the applicable Indenture;

  •
  we instruct the Trustee otherwise;

  •
  there exists an Event of Default or an event which after notice or lapse of time would be an Event of Default with respect to the debt securities evidenced by such Book-Entry Securities; or

  •
  there exists such other circumstances if any, as may be specified in the applicable prospectus supplement.

        You may present debt securities for exchange as provided above. You may present or surrender Registered Securities for registration of transfer or for exchange (with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. Any transfer or exchange will be effected after the Security Registrar or a transfer agent, as the case may be, has verified the documents of title and identity of the person making the request.

        We may at any time rescind the designation of any transfer agent initially made by us and referred to in the applicable prospectus supplement or approve a change in its location. We will be required, however, to maintain a transfer agent in each Place of Payment for any series of debt securities issuable solely as Registered Securities. For any series issuable as Bearer Securities, we will be required to maintain a transfer agent in a Place of Payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 10.2)

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption or publish such notice (in the case of Bearer Securities) and ending on the day of that mailing or publication, as the case may be, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed and except that we will continue to exchange Bearer Securities for Registered Securities if such Bearer Securities are simultaneously surrendered for redemption. (Section 3.5)

Payment and Paying Agents

        If Bearer Securities are issued, unless otherwise indicated in the applicable prospectus supplement, we will maintain an office or agency outside the United States for the payments of all amounts due on the Bearer Securities. Unless otherwise indicated in the prospectus supplement, payment of interest on any Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon for such Interest Payment Date. No payment with respect to any Bearer Security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of the principal of, premium and interest, if any, on Bearer Securities payable in U.S. dollars will be made at the office of our Paying Agent in The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 10.2)

        Unless otherwise indicated in the applicable prospectus supplement, we will pay principal, interest, and premium, if any, on Registered Securities to you at the office of the Paying Agent as we may designate from time to time, except that we have the option to pay by wire transfer of immediately available funds or check mailed to the address of the entitled person in the Security Register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Holders of Record on the Record Date. (Section 3.7)

        Unless otherwise indicated in the applicable prospectus supplement, for payment with respect to Registered Securities, we will designate the Corporate Trust Office of our Trustee in The City of New York as our Paying Agent. For payment with respect to debt securities that are issuable solely as Bearer Securities, or both as Registered Securities and Bearer Securities, we will maintain a Paying Agent outside of the United States. (Section 10.2) The applicable prospectus supplement will name any Paying Agents outside the United States and any other Paying Agent in the United States initially designated by us for the debt securities. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the location of any office or agency, except that if debt securities of a series are issuable solely as Registered Securities, we will be required to maintain a Paying Agent in each Place of Payment for such series and, if debt securities of a series are issuable as Bearer Securities, we will be required to maintain (1) a Paying Agent in The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (2) a Paying Agent in a Place of Payment located outside the United States where debt securities of such series and any coupons relating to these debt securities may be presented and surrendered for payment. If the debt securities are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain a Paying Agent in any city located outside the United States required by such stock exchange. (Section 10.2)

        We will make payments of any amounts due on Book-Entry Securities registered in the name of the Depository or its nominee to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Book-Entry Securities. We expect that the Depository, upon receipt of any amounts due on any debt securities, will credit immediately the accounts of the participants in amounts proportionate to their respective beneficial interests. Neither we, the Trustee, any Paying Agent nor the Securities Registrar for such debt securities will have any responsibility or liability for any aspects of the records relating to, or payments made on account of, such beneficial ownership interests in the Book-Entry Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        All moneys we pay to a Paying Agent for the payment of any amounts due on any debt securities which remain unclaimed at the end of two years after the amount has become due will be repaid to us and the Holder of such debt security or any coupon will thereafter be an unsecured general creditor and look only to us for payment of any such amount. (Section 10.3)

Global and Book-Entry Debt Securities

        Debt securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. If so specified in the prospectus supplement, debt securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary or permanent global debt securities, without interest coupons, to be deposited with a common depository in London for the benefit of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") and credited to the accounts of the beneficial owners of such debt securities. (Section 3.4) Unless otherwise indicated by the applicable prospectus supplement, on or after 40 days following its issuance, each temporary global debt security will be exchangeable for definitive Bearer Securities, definitive Registered Securities, all or a portion of a permanent global debt security, or any combination thereof, as specified in the prospectus supplement, only upon written certification in the form and to the effect described under "Form, Exchange, Registration and Transfer." No Bearer Security (including a debt security in permanent global form) delivered in exchange for a portion of a temporary or permanent global debt security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 3.5)

        An investor should be aware that when debt securities are issued in the form of global debt securities:

  •
  the investor cannot get debt securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her interest in the debt securities;

  •
  the investor must look to his or her own bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

  •
  the investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to hold the physical certificates of debt securities that they own;

  •
  the Depository's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global debt security. We and the Trustee have no responsibility for any aspect of the Depository's actions or for its records of ownership interests in the global security. We and the Trustee also do not supervise the Depository in any way; and

  •
  the Depository will usually require that interests in a global debt security be purchased or sold within its system using same-day funds.

        If debt securities to be sold in the United States are designated by us in a prospectus supplement as Book-Entry Securities, a global debt security representing the Book-Entry Securities will be deposited in the name of a nominee for the Depository representing the securities to be sold in the United States. Upon such deposit of the Book-Entry Securities, the Depository shall credit an account maintained or designated by an institution to be named by us or any purchaser of the debt securities represented by the Book-Entry Securities with an aggregate amount of debt securities equal to the total number of debt securities that have been so purchased. The specific terms of any depository arrangement with respect to any portion of a series of debt securities to be represented by one or more global securities will be described in the applicable prospectus supplement. Beneficial interests in such debt securities will only be evidenced by, and transfers thereof will only be effected through, records maintained by the Depository and the institutions that are Depository participants.

Subordination of Subordinated Securities

        Unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to the Subordinated Securities.

        Upon any distribution of our assets in the event of any dissolution, winding up, liquidation or reorganization, among other things, the payment of any amounts due on the Subordinated Securities is to be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt. (Sections 15.1 and 15.2 of the Subordinated Indenture) To that end, the holders of our Senior Debt shall be entitled to receive, for application to the payment of such debt, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Subordinated Securities. (Section 15.2 of the Subordinated Indenture)

        By reason of such subordination, in the event of liquidation or insolvency, our creditors may recover less, ratably, than holders of Senior Debt and may recover more, ratably, than the Holders of the Subordinated Securities.

        In the event of the acceleration of the maturity of any Subordinated Securities, we must first pay the Holders of all Senior Debt outstanding at the time of such acceleration payment in full of all amounts due before we pay the Holders of the Subordinated Securities any payment upon the principal of (and premium, if any) or interest on, the Subordinated Securities. (Section 15.3 of the Subordinated Indenture)

        We may not make any payments on account of any amounts due in respect of the Subordinated Securities if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity of such Senior Debt, or if any judicial proceeding shall be pending with respect to any such default. (Section 15.4 of the Subordinated Indenture) For purposes of the subordination provisions, the payment, issuance and delivery of cash, property or securities (other than our stock and certain subordinated securities) upon conversion of a Subordinated Security will be deemed to constitute payment on account of the principal of such Subordinated Debt Security. (Section 15.14 of the Subordinated Indenture)

        The Subordinated Indenture does not limit or prohibit us from incurring additional Senior Debt, which may include indebtedness that is senior to the Subordinated Securities, but subordinate to our other obligations. The Senior Securities constitute Senior Debt under the Subordinated Indenture.

        "Senior Debt" is defined to include the principal of (and premium, if any) and interest on all of our indebtedness (including indebtedness of others guaranteed by us), other than any obligations specifically designated as being subordinate in right of payment to Senior Debt, whether outstanding on the date of the Subordinated Indenture or thereafter created, incurred or assumed, which is for money borrowed or evidenced by bonds, debentures, notes or similar instruments and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation. (Section 1.1 of the Subordinated Indenture)

        The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the Subordinated Securities of a particular series.

Conversion or Exchange Rights

        The terms on which debt securities of any series are convertible into or exchangeable for other securities, including our debt securities, our preferred stock or common stock or securities of another company will be set forth in the applicable prospectus supplement relating to such securities. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at our option, and may include provisions pursuant to which the number of shares or amount of the security to be received by the Holders of debt securities would be subject to adjustment. (Section 3.1 and Article XIV)

Certain Covenants

        Unless otherwise specified in the applicable prospectus supplement and as set forth below, the Indentures contain no other restrictive covenants or other provisions providing for a put or increased interest or otherwise, including any that would afford holders of the debt securities protection in the event of a highly leveraged transaction involving us or any of our affiliates, or any covenants relating to total indebtedness, interest coverage, stock repurchases, recapitalizations, dividends and distributions to shareholders, current ratios and acquisitions and divestitures.

        Consolidation, Merger or Sale of Assets.    We, without the consent of the Holders of any of the Outstanding debt securities under the applicable Indenture, may consolidate with or merge with or into, or sell, lease, transfer or otherwise dispose of our assets substantially as an entirety to, any Person which is a corporation, partnership, trust or other business entity organized and validly existing under the laws of any domestic jurisdiction, or may permit any such Person to consolidate with or merge with or into us or sell, lease, transfer or otherwise dispose of its assets substantially as an entirety to us, provided that, among other things,

  •
  any successor Person assumes our obligations on the debt securities and under the applicable Indenture,

  •
  after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have occurred and be continuing, and

  •
  certain other conditions are met. (Section 8.1)

Events of Default

        You will have special rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection. (Section 5.1)

        What Is An Event of Default?    The term "Event of Default" in respect of the debt securities of your series means any of the following:

  •
  we do not pay the principal of a debt security of your series on its due date;

  •
  we do not pay interest on a debt security of your series within 30 days of its due date;

  •
  we remain in breach of a covenant in respect of debt securities of your series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of 25% of the principal amount of debt securities of your series;

  •
  we file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur;

  •
  we do not pay an amount due at maturity on indebtedness of over $50 million for 30 days after we receive notice of such default. The notice must be sent by either the Trustee or holders of 25% of the principal amount of debt securities of your series;

  •
  we default on indebtedness and, as a result, over $50 million of our indebtedness is accelerated and not cured within 30 days after we receive a written notice of default. The notice must be sent by either the Trustee or holders of 25% of the principal amount of debt securities of your series; and

  •
  any other Event of Default in respect of debt securities of your series described in the applicable prospectus supplement occurs. (Section 5.1)

        Remedies If An Event of Default Occurs.    If an Event of Default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the Holders of at least a majority in principal amount of the debt securities of the affected series. (Section 5.2)

        Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee protection satisfactory to it from expenses and liability (called an "indemnity"). (Section 5.7 and TIA Section 315) If such indemnity is provided, the Holders of a majority in principal amount of the Outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances. (Section 5.12) No delay or omission in exercising any right or remedy will be treated as a waiver of such right, remedy or Event of Default. (Section 5.11)

        Before you are allowed to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

  •
  the Holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default and must offer the Trustee indemnity satisfactory to the Trustee against the cost and other liabilities of taking that action;

  •
  the Trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

  •
  the holders of a majority in principal amount of the debt securities must not have given the Trustee a direction inconsistent with the above notice. (Section 5.7)

        However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date. (Section 5.8)

        Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than (1) the payment of principal, any premium, interest or (2) in respect of a covenant that cannot be modified or amended without the consent of each Holder. (Section 5.13)

        If your securities are held for you by a bank or brokerage firm, you should consult such bank or brokerage firm for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        Each Indenture contains a covenant that we will file annually with the Trustee a certificate of no default or a certificate specifying any default that exists. (Section 10.8 of the Senior Indenture; Section 10.7 of the Subordinated Indenture)

Defeasance and Discharge

        If so specified with respect to any particular series of debt securities, we may discharge our indebtedness and our obligations or certain of our obligations under the applicable Indenture with respect to such series by depositing funds or obligations issued or guaranteed by the United States of America with the Trustee. (Section 4.3)

        If so specified with respect to the debt securities of any series, we will be discharged from our obligations in respect of the debt securities of such series (except for certain obligations relating to temporary debt securities and exchange of debt securities, registration of transfer or exchange of debt securities of such series, replacement of stolen, lost or mutilated debt securities of such series, maintenance of paying agencies to hold monies for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit in trust to your benefit and the benefit of all other holders of debt securities of a combination of money and U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. (Section 4.6)

        Such a trust may only be established if, among other things:

  •
  we have delivered to the applicable Trustee an opinion of counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves;

  •
  the debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge; and

  •
  in the case of the Subordinated Securities, no default with respect to any Senior Debt has occurred and is continuing or has resulted in the acceleration of such Senior Debt.

        In the event of any such defeasance and discharge of debt securities of such series, holders of debt securities of such series would be able to look only to such trust fund for payment of principal of and any premium and any interest on their debt securities until Maturity. (Section 4.6)

Defeasance of Certain Obligations

        If so specified with respect to the debt securities of any series, we may omit to comply with any covenants applicable to such debt securities which are subject to covenant defeasance and any such omission shall not be an Event of Default with respect to the debt securities of such series, upon the irrevocable deposit in trust to your benefit and the benefit of all other Holders of debt securities of a combination of money and U.S. Government Obligations that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates. (Sections 4.5 and 4.6) Our obligations under the applicable Indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 4.5) Such a trust may be established only if, among other things,

  •
  under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves; and

  •
  the debt securities of such series, if then listed on any domestic or foreign securities exchange, will not be delisted as a result of such deposit, defeasance and discharge. (Section 4.6)

        In the event we exercise our option to omit compliance with the covenants described under "Certain Covenants" above with respect to the debt securities of any series or in the applicable prospectus supplement with respect to the debt securities of such series and such debt securities are declared due and payable because of the occurrence of any Event of Default and the amount of money and U.S. Government Obligations on deposit with the Trustee may not be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such Default, then we will in any event remain liable for such payments as provided in the Indentures.

        The Trustee must deliver or pay to us from time to time, upon our request, any amounts held by it with respect to any debt securities which, in the opinion of a nationally recognized firm of independent public accountants, are in excess of the amount which would then be required to be deposited to effect a satisfaction, discharge or defeasance, as the case may be, with respect to such debt securities.

Modification and Waiver

        There are three types of changes we can make to the Indentures and the debt securities.

  Changes Not Requiring Approval

        First, there are changes that we and the Trustee may make without the consent of the Holders. These include changes to:

  •
  secure any debt securities in a manner not prohibited under the Indentures;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of debt securities;

  •
  cure any ambiguity or correct any inconsistency in an Indenture;

  •
  establish the forms or terms of debt securities of any series; and

  •
  evidence the acceptance of appointment by a successor trustee. (Section 9.1)

  Changes Requiring Each Holder's Approval

        Second, there are changes that we and the Trustee cannot make without the approval of each holder of debt securities affected by the change. We cannot:

  •
  change the Stated Maturity of the principal of, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of (and premium, if any) or interest on, any such debt security;

  •
  change any obligation of us to pay additional amounts;

  •
  reduce the amount of principal of an Original Issue Discount Security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the coin or currency in which any debt security or any premium or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  adversely change the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such debt security (if applicable);

  •
  in the case of the Subordinated Indenture, modify the subordination provisions in a manner adverse to the holders of the Subordinated Securities;

  •
  reduce the percentage in principal amount of Outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults;

  •
  reduce the requirements contained in the applicable Indenture for quorum or voting,

  •
  change any obligations of us to maintain an office or agency in the places and for the purposes required by the Indentures; or

  •
  modify any of the above provisions. (Section 9.2)

  Changes Requiring Majority Approval

        Unless otherwise specified in the applicable prospectus supplement for such series, any other change to the Indentures and the debt securities of such series may be made by us and the Trustee under the applicable Indenture with the consent of the holders of not less than a majority in principal amount of the Outstanding debt securities of those series affected by such change (voting as one class).

        Unless otherwise specified in the applicable prospectus supplement for such series, the same majority approval would be required for us to obtain a waiver of any of our covenants in each Indenture and, if applicable, the debt securities of such series. If the holders agree to waive a covenant, we will not have to comply with it. Unless otherwise specified in the applicable prospectus supplement for such series, the same majority approval would also be required for us to obtain a waiver of any past default under the applicable Indenture, except a default

  •
  in the payment of principal of (and premium, if any) or any interest on any debt security, and

  •
  in respect of a covenant or provision of the applicable Indenture and, if applicable, such debt securities, which cannot be modified or amended without the consent of the holder of each Outstanding debt security. (Section 5.13)

Notices

        Except as otherwise provided in the applicable Indenture, we will give notices to Holders of Bearer Securities by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such debt securities. We will give notices to Holders of Registered Securities by mail to the address of such Holders as they appear in the Security Register. (Section 1.6)

Title

        Title to any temporary global debt security, any Bearer Securities (including Bearer Securities in permanent global form) and any coupons relating thereto will pass by delivery. We, the Trustee and any of our or the Trustee's agents may treat the bearer of any Bearer Security, the bearer of any coupon and the registered owner of any Registered Security as the absolute owner thereof (whether or not such debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 3.8)

Replacement of Debt Securities and Coupons

        We will replace any mutilated debt security or a debt security with a mutilated coupon attached thereto at the expense of the Holder upon surrender of such debt security to the Trustee. We will replace debt securities or coupons that became destroyed, stolen or lost at the expense of the Holder upon delivery of the Trustee of the debt security and coupons or evidence of the destruction, loss or theft thereof satisfactory to us and the Trustee. We will replace any coupon which becomes destroyed, stolen or lost by issuance of a new debt security in exchange for the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, we may require an indemnity satisfactory to the Trustee and us at the expense of the Holder of such debt security or coupon before a replacement debt security will be issued. (Section 3.6)

Governing Law

        The Indentures, the debt securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws. (Section 1.13)

Regarding the Trustee

        The Indentures contain limitations on the right of a Trustee, as our creditor, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. (Section 6.11) In addition, a Trustee may be deemed to have a conflicting interest and may be required to resign as Trustee if at the time of a default under one of the Indentures it is our creditor. (Section 6.9) We and our subsidiaries may from time to time maintain deposit accounts and credit facilities and conduct our banking transactions with a Trustee in the ordinary course of business. (Section 6.4)

DESCRIPTION OF DEBT WARRANTS

        We may issue warrants for the purchase of debt securities ("Debt Warrants"). The Debt Warrants are to be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, as set forth in the applicable prospectus supplement relating to the specific issue of Debt Warrants being offered. We will file with the SEC the debt warrant agreement, including the form of warrant certificates representing the Debt Warrants, reflecting the alternative provisions to be included in the debt warrant agreements that will be entered into with respect to particular offerings of Debt Warrants. The following summaries of certain material provisions of the debt warrant agreement and the debt warrant certificates are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the debt warrant agreement and the debt warrant certificates, respectively, including the definitions of terms.

Terms of the Debt Warrants

        The applicable prospectus supplement will describe the terms of the specific issue of Debt Warrants being offered, the debt warrant agreement relating to the Debt Warrants and the debt warrant certificates representing the Debt Warrants, including the following:

  •
  the designation and aggregate principal amount of the debt securities that the holder of a Debt Warrant may purchase upon exercise of the Debt Warrant and the price at which the purchase may be made;

  •
  the designation and terms of any debt securities issued with or purchasable upon exercise of the Debt Warrants, including whether the debt securities will be senior debt securities or subordinated debt securities and under which indenture the debt securities will be issued;

  •
  the procedures and conditions relating to the exercise of the Debt Warrants;

  •
  the number of Debt Warrants issued with each debt security;

  •
  any date on and after which the Debt Warrants and any related debt securities are separately transferable;

  •
  the date on which the right to exercise the Debt Warrants begins and expires;

  •
  whether the Debt Warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

  •
  any circumstances which will cause the Debt Warrants to be deemed to be automatically exercised;

  •
  the identity of the debt warrant agent; and

  •
  any other material terms of the Debt Warrants.

        Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations. Holders may exercise Debt Warrants at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the debt securities that may be purchased upon exercise of the Debt Warrants and will not be entitled to payment or delivery of any amounts which may be due on the debt securities purchasable upon exercise of the Debt Warrants.

        Prospective purchasers of Debt Warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as Debt Warrants and to the debt securities purchasable upon exercise of the Debt Warrants. The prospectus supplement relating to any issue of Debt Warrants will describe these considerations.

Book-Entry Procedures

        Except as may otherwise be provided in the applicable prospectus supplement, the Debt Warrants will be issued in the form of global debt warrant certificates, registered in the name of a depositary or its nominee. Except as may otherwise be provided in the applicable prospectus supplement, beneficial owners will not be entitled to receive definitive certificates representing Debt Warrants unless the depositary is unwilling or unable to continue as depositary or we decide to have the Debt Warrants represented by definitive certificates. A beneficial owner's interest in a Debt Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Debt Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Debt Warrant will be effected only through the selling beneficial owner's brokerage firm.

Governing Law

        The debt warrant agreements, the Debt Warrants and the debt warrant certificates will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Exercise of Debt Warrants

        Each Debt Warrant will entitle the holder to purchase for cash a principal amount of debt securities at the exercise price set forth in, or determined in the manner set forth in, the applicable prospectus supplement. Unless otherwise stated in the applicable prospectus supplement, holders may exercise Debt Warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Debt Warrants will become void.

        Holders may exercise Debt Warrants in the manner described in the applicable prospectus supplement. Upon receipt of payment and properly completed and duly executed debt warrant certificate at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the debt securities purchased. If less than all of the Debt Warrants represented by any debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining amount of Debt Warrants.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

        The following description sets forth certain general terms of our common stock and preferred stock. The description set forth below is not complete, and is subject to, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our By-laws and the Articles Supplementary filed December 7, 2005 which are incorporated by reference. Additional Articles Supplementary to our Articles of Incorporation, as amended, will be adopted for each particular series of the preferred stock that we may issue, which will be filed with the SEC at or before the issuance of the series of preferred stock.

        Our authorized capital stock consists of 500,000,000 shares of common stock, par value $.10 per share, and 4,000,000 shares of preferred stock, par value $10.00 per share. As of April 1, 2008, we had 138,555,367 shares of common stock and 1.3650 shares of preferred stock outstanding. Prior to the issuance of convertible debt securities or the related debt warrants, common stock warrants, preferred stock warrants, stock purchase contracts, equity units, or additional common stock or preferred stock, we may need to increase our authorized common stock or preferred stock, as applicable, which would require the approval of our stockholders.

  Common Stock

        The holders of the outstanding common stock shall be entitled as a class, share for share, to receive, when and as declared by the board of directors, dividends payable in cash, in property or in shares of preferred or common stock. We may not pay any dividend (other than in shares of our common stock) or make any distributions of assets on shares of our common stock until cumulative dividends on any preferred stock then outstanding have been paid.

        The holders of common stock shall be entitled to notice of all meetings of stockholders, shall have one vote per share and shall have exclusive voting rights on all questions requiring a vote of stockholders, except as may be provided in articles supplementary or as required by law. Holders of common stock are not entitled to cumulative voting for the election of directors. There are no preemptive, conversion, redemption or sinking fund provisions applicable to our common stock. This means that holders of more than half of the shares can elect all of the directors and holders of the remaining shares will not be able to elect any directors. Our By-laws provide for a classified board of directors consisting of three classes with staggered three-year terms.

        In the event of any dissolution, liquidation or winding up of Legg Mason, the holders of the common stock shall be entitled as a class, share for share, after due payment or provision for payment of the debts and other liabilities of Legg Mason and the payment of the full preferential amounts to which the holders of its preferred stock are entitled, to share ratably in the remaining net assets of Legg Mason. A consolidation or merger of Legg Mason shall not be deemed to be a liquidation, dissolution or winding up.

        The common stock may be redeemed in whole or in part at the option of the board of directors, at any time or from time to time, at a price equal to its consolidated book value determined as of the last day of the month in which we give notice of such redemption ("Valuation Date"), determined in accordance with generally accepted accounting principles in the following manner (the "Book Value"):

  (i)
  No allowance of any kind shall be made for our goodwill or any similar intangible asset;

  (ii)
  All accounts payable shall be taken at the face amount less discounts deductible therefrom and all accounts receivable shall be taken at the face amount thereof less a reasonable reserve for bad debts;

  (iii)
  All unpaid and accrued taxes shall be deducted as liabilities;

  (iv)
  Every membership on a national securities exchange held for our benefit or the benefit of one or our subsidiaries shall be taken at its fair value, which shall be the price contracted for at the last sale of a comparable membership on the Valuation Date, or if there is no sale contracted for on that date, the value shall be the mean between the bid and asked prices on that date. If there is no quotation on the Valuation Date, then the value shall be determined by the quotation (either of a sale or on a bid and asked basis) which occurred before and closest in point of time to the Valuation Date;

  (v)
  All securities owned by us shall be taken at their fair market value. The word "securities" as used in herein includes any instrument defined as a "security" by the Securities Act;

  (vi)
  All other assets and liabilities shall be taken as shown on our books; and

  (vii)
  The excess of the proceeds over the cash surrender value of any policy of insurance on the life of an employee or stockholder, or former employee or stockholder, received by us or one of our subsidiaries because of the death of the insured within six (6) months of the Valuation Date shall be excluded.

        Not less than thirty (30) nor more than fifty (50) days prior to the date fixed for redemption, we shall give notice by mail, postage prepaid, to any holders of record of common stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown on our stock transfer books.

        The amount of the common stock to be redeemed at the option of the board of directors must be approved by a two-thirds (2/3) vote of the entire board of directors but need not be ratable or proportionate among the holders of the common stock.

        On or after the date fixed for redemption as stated in such notice, each holder of common stock called for redemption shall surrender his certificate evidencing such shares to us at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price in cash. In case less than all of the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificate evidencing any shares of common stock so called for redemption shall not have been surrendered, all rights with respect to such shares shall forthwith after such date cease and terminate, except only the right of the holders, subject to applicable law, to receive the redemption price without interest upon surrender of the certificate therefor.

  Preferred Stock

        Our Articles of Incorporation, as amended, authorize our board of directors to issue up to 4,000,000 shares of preferred stock from time to time in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors and set forth in articles supplementary filed for record with the State Department of Assessments and Taxation, and as are not contrary to those stated and expressed in these articles of incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

  (i)
  The designation of and number of shares constituting such series;

  (ii)
  The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, and whether such dividends shall be cumulative or non-cumulative;

  (iii)
  Whether the shares of such series shall be subject to redemption by us, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

  (iv)
  The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

  (v)
  Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of our capital stock, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

  (vi)
  The extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;

  (vii)
  The restrictions, if any, on the issue or reissue of any additional preferred stock; and

  (viii)
  The rights of the holders of the shares of such series upon the dissolution or the distribution of our assets.

        The preferred stock will be, when issued against payment, fully paid and non-assessable. Holders will have no preemptive rights to subscribe for any additional securities that we may issue. Each series of preferred stock will rank senior to our common stock as to payment of dividends and/or distribution of assets upon liquidation, and senior to any other stock we issue that is expressly made junior to that series of preferred stock. Each convertible or exchangeable series of preferred stock will specify the terms on which share of the series are convertible or exchangeable into common stock, another series of preferred stock or debt securities.

  Special Voting Stock

        On May 26, 2000, we issued one special voting share of preferred stock in connection with our acquisition of Legg Mason Canada Inc. This special voting share provides the holders of exchangeable shares of our subsidiary, Legg Mason Canada Holdings Ltd., with substantially the same voting rights as the holders of our common stock. The special voting share has a number of votes, which may be cast at a Legg Mason stockholders' meeting, equal to the number of exchangeable shares outstanding. As of April 1, 2008, there were 1,983,572 exchangeable shares outstanding.

  Series A Non-Voting Convertible Preferred Stock

        As of April 1, 2008, we had 0.3650 shares of Series A Convertible Preferred Stock (the "Series A Preferred Stock") outstanding. We may issue fractional shares of Series A Preferred Stock, such fractions to be carried out to seven (7) decimal places. In the event that the conversion rate is adjusted as a result of a subdivision of our outstanding common stock or a dividend in shares of common stock, such number of decimal places shall be increased in the same proportion. Shares of Series A Preferred Stock are not subject to redemption at our option or subject to any sinking fund or other mandatory right of redemption accruing to the holders thereof. All Series A Preferred Stock, as to payment of distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, shall rank senior to common stock.

        Holders shall be entitled to:

  •
  receive, with respect to each share of Series A Preferred Stock held, a dividend or distribution in an amount equal to and in the same form that would be received by a holder of the number of shares of common stock into which such share of Series A Preferred Stock is convertible (including for fractional shares of common stock);

  •
  vote as a class upon a proposed amendment of the Articles Supplementary or the Articles of Incorporation, as amended, if such amendment would increase or decrease the par value of the shares of Series A Preferred Stock or alter or change (by way of merger, consolidation or otherwise) the powers, preferences, or special rights of the shares of Series A Preferred Stock so as to affect them adversely;

  •
  conversion rights upon transfer of the Series A Preferred Stock to an entity that is not an affiliate of Citigroup Inc. into shares of common stock at the ratio of one (1) Series A Preferred Stock share to one million (1,000,000) common stock shares; and

  •
  upon any voluntary or involuntary liquidation, dissolution or winding-up, receive a liquidation preference equal to the greater of (1) $0.10 per share of Series A Preferred Stock (but not more than $1,000 in the aggregate for all outstanding shares of Series A Preferred Stock) or (2) the amount to which such holders are entitled in connection with a dividend or distribution.

        Shares of Series A Preferred Stock are not transferable except:

  •
  in a widely distributed public offering;

  •
  to us;

  •
  to an affiliate of the holder or to one of our affiliates;

  •
  in a transaction that involves the transfer of two percent (2%) or less of the common stock then outstanding to any person or group of persons under common control or acting in concert;

  •
  to a third party acquiring control of a majority of our voting interest without reliance upon the transfer by the holder or its affiliates of its shares of Series A Preferred Stock; or

  •
  in any transaction approved by the Board of Governors of the Federal Reserve System.

        Upon a transfer of shares of Series A Preferred Stock to an entity that is not an affiliate of Citigroup Inc., the preferred stock automatically converts into shares of our Common Stock at a ratio of 1,000,000 shares of Common Stock for each share of Series A Preferred Stock.

Corporate Governance

  Two-Tier Business Combination Provision

        Maryland law requires the affirmative vote of at least a majority of all of the outstanding shares entitled to vote to approve a merger, consolidation, share exchange or disposition of all or substantially all of our assets. Our Articles of Incorporation, as amended, require the affirmative vote of not less than 70% of our then outstanding voting shares to approve any "business combination" of us with any "Related Person" unless certain conditions have been met. In addition, the 70% vote must include the affirmative vote of at least 55% of the outstanding shares of voting stock held by stockholders other than the Related Person. Accordingly, the actual vote required to approve the business combination may be greater than the 70%, depending upon the number of shares controlled by the Related Person. A Related Person is defined to include any person or entity which is, directly or indirectly, the beneficial owner of 15% or more of the outstanding shares of our voting stock, including any affiliate or associate of such person or entity. The term "business combination" is defined to include a wide variety of transactions between us and a Related Person, including a merger, consolidation, share exchange or sale of assets having a fair market value greater than 10% of the book value of our consolidated assets.

        However, if the Related Person pays a "fair price" to our stockholders in the transaction, the 70% requirement would not be applicable and the proposed business combination could be approved by a simple majority of the stockholders unless otherwise required by Maryland law, provided that such affirmative vote includes at least 55% of the voting stock held by persons other than the Related Person. Under our Articles of Incorporation, as amended, the "fair price" must be at least equal to the greater of:

  •
  the highest price paid or agreed to be paid by the Related Person to purchase shares of our common stock during the 24-month period prior to the taking of such vote; or

  •
  the highest market price of the common stock during the 24-month period prior to the taking of such vote; or

  •
  the per share book value of our common stock at the end of the calendar quarter immediately preceding the taking of such vote.

        In addition, the "fair price" consideration to be received by our stockholders must be of the same form and kind as the most favorable form and kind of consideration paid by the Related Person in acquiring any of its shares of our common stock.

        The special voting provisions are not applicable to a business combination authorized by our board of directors by a vote which includes a majority of our "Disinterested Directors." A Disinterested Director is defined to include any member of our board of directors who is not the Related Person (or an affiliate or associate of the Related Person) and who was a director prior to the time that the Related Person became a Related Person, and any successor of a Disinterested Director who is not the Related Person (or an affiliate or associate of the Related Person) and who is recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on our board of directors.

        Our special voting provisions may not be amended, altered, changed or repealed except by the affirmative vote of at least 70% of the shares of stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, and at least 55% of the outstanding shares of stock entitled to vote thereon held by stockholders who are not Related Persons, unless such proposal was proposed by our board of directors by a vote which includes a majority of the Disinterested Directors.

        The business combination provisions under our Articles of Incorporation, as amended, could have the effect of delaying, deterring or preventing a change in control. Any possible change in control could also be affected by the applicability of certain Maryland anti-takeover statutes dealing with business combinations and acquisitions of controlling blocks of shares, as well as by our classified board of director provisions.

  Staggered Board

        Our board of directors is divided into three classes serving staggered three-year terms. Directors elected to succeed directors whose terms have expired have a term of office lasting three years.

  Unanimous Written Consent; Special Meetings

        Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting:

  •
  if a unanimous consent in writing or by electronic transmission is signed by all the stockholders entitled to vote on the subject matter; or

  •
  by the holders of any class of stock, other than common stock entitled to vote generally in the election of directors, by delivering a consent in writing or by electronic transmission of the stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each holder of the class of stock not later than ten days after the effective time of the action.

        Special meetings of the stockholders can be called by the chairman of the board, the chief executive officer, the president or a majority of the board of directors. Special meetings of stockholders shall also be called by the secretary upon written request of the holders of shares entitled to cast no less than a majority of all the votes entitled to be cast in such meeting.

  Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF COMMON STOCK WARRANTS

        We may issue warrants for the purchase of common stock ("Common Stock Warrants"). Each series of Common Stock Warrants will be issued under a common stock warrant agreement to be entered into between us and a bank or trust company, as common stock warrant agent, all as set forth in the applicable prospectus supplement. The common stock warrant agreement, including the form of warrant certificates representing the Common Stock Warrants, reflecting the provisions to be included in the common stock warrant agreements that will be entered into with respect to particular offerings of Common Stock Warrants, will be filed with the SEC. The following summaries of certain material provisions of the common stock warrant agreement and common stock warrant certificates are not complete, are subject to, and are qualified in their entirety by reference to, all of the provisions of the common stock warrant agreement and the common stock warrant certificates, including the definitions of terms.

Terms of the Common Stock Warrants

        The applicable prospectus supplement will describe the terms of the Common Stock Warrants being offered, the common stock warrant agreement relating to the Common Stock Warrants and the common stock warrant certificates, including the following:

  •
  the offering price or prices;

  •
  the aggregate number of shares of common stock that may be purchased upon exercise of the Common Stock Warrants and minimum number of Common Stock Warrants that are exercisable;

  •
  the number of securities, if any, with which the Common Stock Warrants are being offered and the number of the Common Stock Warrants being offered with each security;

  •
  the date on and after which the Common Stock Warrants and the related securities, if any, will be transferable separately;

  •
  the number of shares of common stock purchasable upon exercise of each Common Stock Warrant, the price at which the common stock may be purchased, and events or conditions under which the number of shares purchasable may be adjusted;

  •
  the date on which the right to exercise the Common Stock Warrants will begin and the date on which the right to exercise will expire;

  •
  the circumstances, if any, which will cause the Common Stock Warrants to be deemed to be automatically exercised;

  •
  any material risk factors relating to the Common Stock Warrants;

  •
  the identity of the common stock warrant agent; and

  •
  any other material terms of the Common Stock Warrants.

        Holders may exchange common stock warrant certificates for new common stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and may exercise the Common Stock Warrants, at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Common Stock Warrants to purchase common stock, holders of the Common Stock Warrants will not have any rights of holders of common stock purchasable upon exercise of the Common Stock Warrants, including the right to receive payments of dividends, if any, on the common stock purchasable upon any exercise or the right to vote the underlying Common Stock.

        Prospective purchasers of Common Stock Warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as Common Stock Warrants. The prospectus supplement relating to any issue of Common Stock Warrants will describe these considerations.

Book-Entry Procedures

        Except as may otherwise be provided in the applicable prospectus supplement, the Common Stock Warrants will be issued in the form of global common stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Common Stock Warrants unless the depositary is unwilling or unable to continue as depositary, certain specified events of bankruptcy or insolvency occur with respect to us or we decide to have the Common Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Common Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains a beneficial owner's account. In turn, the total number of Common Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Common Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Common Stock Warrants

        Each Common Stock Warrant will entitle its holder to purchase a specific number of shares of Common Stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Common Stock Warrants expires, or any later date if extended by us, unexercised Common Stock Warrants will become void.

        Common Stock Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed common stock warrant certificate at the corporate trust office of the common stock warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock purchased upon exercise. If less than all of the Common Stock Warrants represented by any common stock warrant certificate are exercised, a new common stock warrant certificate will be issued for the remaining Common Stock Warrants.

Modifications

        We and the common stock warrant agent may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, without the consent of the holders of the Common Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which we may deem necessary or desirable and which will not materially and adversely affect the interests of the common stock warrantholders.

        We and the common stock warrant agent also may amend any common stock warrant agreement and the terms of the related Common Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Common Stock Warrants affected by amendment. However, without the consent of each of the common stock warrantholders affected, no amendment will be effective that:

  •
  shortens the period of time during which the Common Stock Warrants may be exercised;

  •
  otherwise materially and adversely affects the exercise rights of the common stock warrantholders; or

  •
  reduces the number of outstanding Common Stock Warrants the consent of whose holders is required to approve an amendment of the common stock warrant agreement or the terms of the related Common Stock Warrants.

Governing Law

        The common stock warrant agreements, the Common Stock Warrants and the common stock warrant certificates will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Enforceability of Rights by Common Stock Warrantholders

        Any common stock warrantholder may, without the consent of the related common stock warrant agent, enforce by appropriate legal action, and for its own behalf, its right to exercise its Common Stock Warrant.

DESCRIPTION OF PREFERRED STOCK WARRANTS

        We may issue warrants for the purchase of preferred stock ("Preferred Stock Warrants"). Each series of Preferred Stock Warrants is to be issued under a preferred stock warrant agreement to be entered into between us and a bank or trust company, as preferred stock warrant agent, as described in the applicable prospectus supplement relating to the Preferred Stock Warrants being offered. The preferred stock warrant agreement, including the form of warrant certificates representing the Preferred Stock Warrants, will be filed with the SEC. The following summaries of certain material provisions of the preferred stock warrant agreement and preferred stock warrant certificates are not complete and are subject to and are qualified in their entirety by reference to, all the provisions of the preferred stock warrant agreement and the preferred stock warrant certificates, respectively, including the definitions of terms.

Terms of the Preferred Stock Warrants

        The applicable prospectus supplement will describe the terms of the specific issue of Preferred Stock Warrants being offered, the preferred stock warrant agreement relating to the Preferred Stock Warrants and the preferred stock warrant certificates representing the Preferred Stock Warrants, including the following:

  •
  the offering price or prices;

  •
  designation, aggregate number and terms of the series of preferred stock that may be purchased upon exercise of the Preferred Stock Warrants and the minimum number of Preferred Stock Warrants that are exercisable;

  •
  any designation and terms of the securities with which the Preferred Stock Warrants are being offered and the number of Preferred Stock Warrants being offered with each security;

  •
  any date on and after which the Preferred Stock Warrants and the related securities will be transferable separately;

  •
  the number and stated values of the series of preferred stock that may be purchased upon exercise of each Preferred Stock Warrant and the price at which the shares of preferred stock of that series may be purchased upon exercise, and events or conditions under which the number of shares that may be purchased may be adjusted;

  •
  the date on which the right to exercise the Preferred Stock Warrants will begin and the date on which the right to exercise will expire;

  •
  any circumstances that will cause the Preferred Stock Warrants to be deemed to be automatically exercised;

  •
  any material risk factors relating to the Preferred Stock Warrants;

  •
  the identity of the preferred stock warrant agent; and

  •
  any other material terms of the Preferred Stock Warrants.

        Holders may exchange preferred stock warrant certificates for new preferred stock warrant certificates of different denominations, may, if in registered form, present for registration of transfer, and may exercise the Preferred Stock Warrants, at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of any Preferred Stock Warrant, a holder will not have the rights of a holder of shares of the preferred stock that may be purchased upon exercise of the Preferred Stock Warrant, including the right to receive payment of dividends, if any, on the underlying preferred stock or the right to vote the underlying preferred stock.

        Prospective purchasers of Preferred Stock Warrants should be aware that special United States federal income tax, accounting and other considerations may be applicable to instruments such as Preferred Stock Warrants. The prospectus supplement relating to any issue of Preferred Stock Warrants will describe these considerations.

Book-Entry Procedures

        Except as may otherwise be provided in the applicable prospectus supplement, the Preferred Stock Warrants will be issued in the form of global preferred stock warrant certificates, registered in the name of a depositary or its nominee. In that case, beneficial owners will not be entitled to receive definitive certificates representing Preferred Stock Warrants unless the depositary is unwilling or unable to continue as depositary, specified events of bankruptcy or insolvency occur with respect to us or we decide to have the Preferred Stock Warrants represented by definitive certificates. A beneficial owner's interest in a Preferred Stock Warrant will be recorded on or through the records of the brokerage firm or other entity that maintains the beneficial owner's account. In turn, the total number of Preferred Stock Warrants held by an individual brokerage firm for its clients will be maintained on the records of the depositary in the name of the brokerage firm or its agent. Transfer of ownership of any Preferred Stock Warrant will be effected only through the selling beneficial owner's brokerage firm.

Exercise of Preferred Stock Warrants

        Each Preferred Stock Warrant will entitle its holder to purchase a number of shares of preferred stock at the exercise price described in the applicable prospectus supplement. After the close of business on the date the right to exercise the Preferred Stock Warrants expires, or any later date if extended by us, unexercised Preferred Stock Warrants will become void.

        Holders may exercise the Preferred Stock Warrants in the manner set forth in the applicable prospectus supplement. Upon receipt of payment and a properly completed and duly executed preferred stock warrant certificate at the corporate trust office of the preferred stock warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the shares of preferred stock purchased upon exercise. If less than all of the Preferred Stock Warrants represented by any preferred stock warrant certificate are exercised, we will issue a new preferred stock warrant certificate for the remaining number of Preferred Stock Warrants.

Modifications

        We and the preferred stock warrant agent may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, without the consent of the holders of the Preferred Stock Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision, or in any other manner which we may deem necessary or desirable and which will not materially and adversely affect the interests of the preferred stock warrantholders.

        We and the preferred stock warrant agent also may amend any preferred stock warrant agreement and the terms of the related Preferred Stock Warrants, with the consent of the holders of not less than a majority in number of the then outstanding unexercised Preferred Stock Warrants affected by the amendment. However, without the consent of each of the preferred stock warrantholders affected, no amendment will be effective that:

  •
  shortens the period of time during which the Preferred Stock Warrants may be exercised;

  •
  otherwise materially and adversely affects the exercise rights of the preferred stock warrantholders; or

  •
  reduces the number of outstanding Preferred Stock Warrants the consent of whose holders is required to approve an amendment of the preferred stock warrant agreement or the terms of the related Preferred Stock Warrants.

Governing Law

        The preferred stock warrant agreements, the Preferred Stock Warrants and the preferred stock warrant certificates will be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

Enforceability of Rights by Preferred Stock Warrantholders

        Any preferred stock warrantholder may, without the consent of the related preferred stock warrant agent, enforce by appropriate legal action, in and of its own behalf, its right to exercise its Preferred Stock Warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

        We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock, preferred stock or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts, or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured or unrefunded on some basis.

        The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by that prospectus supplement. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts or equity units, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or equity units, which will be filed with the SEC or otherwise incorporated by reference in our previous filings each time we issue stock purchase contracts or equity units. Certain material United States federal income tax considerations applicable to the equity units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

LIMITATIONS ON ISSUANCE OF BEARER SECURITIES

        In compliance with United States federal tax laws and regulations,

  •
  Bearer Securities (including securities that are exchangeable for Bearer Securities and securities in permanent global form that are either Bearer Securities or exchangeable for Bearer Securities) may not be offered, sold, resold or delivered in connection with their original issuance in the United States or to United States persons (each as defined below) except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D) including offers and sales to offices located outside the United States of United States financial institutions (as defined in Treasury Regulation Section 1.165-12(c)(1)(iv)) which agree in writing to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Code (as defined below) and the regulations thereunder; and

  •
  any underwriters, agents and dealers participating in the offering of Bearer Securities must agree in writing that they will not offer, sell or resell any Bearer Securities to persons within the United States or to United States persons (except as described above) nor deliver Bearer Securities within the United States.

        In addition,

  •
  any such underwriters, agents and dealers must have in effect, in connection with the offer and sale of the Bearer Securities, procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling the securities are aware that Bearer Securities cannot be offered or sold to a person who is within the United States or is a United States person except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D);

  •
  the owner of the Bearer Security (or the financial institution or clearing organization through which the owner holds the obligation) must certify that the owner is not a United States person; and

  •
  Bearer Securities and any coupons attached thereto must bear the following legend: "Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code."

        Purchasers of Bearer Securities may be affected by certain limitations under United States tax laws.

        As used herein, "United States person" means:

  •
  an individual who is, for United States Federal income tax purposes, a citizen or resident of the United States;

  •
  a corporation, partnership or one of certain other entities created or organized in or under the laws of the United States or of any political subdivision thereof; or

  •
  an estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

        "United States" means the United States of America (including the States and the District of Columbia), its territories and its possessions.

ERISA MATTERS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the regulations issued by the Department of Labor under ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations issued by the Internal Revenue Service under the Code impose certain restrictions on the following:

  (1)
  "employee benefit plans" (as defined in Section 3(3) of ERISA);

  (2)
  "plans" described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans;

  (3)
  entities whose underlying assets include "plan assets" within the meaning of U.S. Department of Labor Regulation 29. C.F.R. Section 2510.3-101, as amended by Section 3(42) of ERISA, by reason of a plan's investment in such entities (each of (1), (2) and (3) is referred to as a "Plan"); and

  (4)
  persons who have certain specified relationships to Plans ("parties in interest" under ERISA and "disqualified persons" under the Code).

        Both ERISA and the Code prohibit certain transactions between a Plan and parties in interest or disqualified persons. ERISA also imposes certain duties on persons who are fiduciaries of Plans that are subject to Title I of ERISA ("ERISA Plans").

        Because of our activities or the activities of our affiliates, we may be deemed to be a party in interest or disqualified person with respect to a number of Plans (e.g., those to which we provide brokerage, investment or other financial services). If the securities described in this prospectus are acquired and held by a Plan with respect to which we are a party in interest or disqualified person, such acquisition and holding could be deemed to be a direct or indirect prohibited transaction, which could result in the imposition of taxes or penalties on the parties to the prohibited transaction.

        Such transactions may, however, be exempt from the otherwise applicable taxes and penalties by reason of one or more statutory or administrative exemptions such as those described below. Such administrative exemptions may include:

  •
  Prohibited Transaction Class Exemption ("PTE") 95-60 which exempts certain transactions involving insurance company general accounts;

  •
  PTE 96-23 which exempts certain transactions directed by an in-house asset manager;

  •
  PTE 90-1 which exempts certain transactions involving insurance company pooled separate accounts;

  •
  PTE 91-38 which exempts certain transactions involving bank collective investment funds;

  •
  PTE 84-14 as amended, which exempts certain transactions entered into on behalf of a Plan by a qualified professional asset manager; and

  •
  Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, each of which exempts certain transactions between Plans and "service providers to Plans."

        If the conditions of one or more of these exemptions (or some other applicable exemption) are met, the acquisition and holding of the securities by or on behalf of a Plan should be exempt from certain of the prohibited transaction provisions of ERISA and the Code. It should be noted, however, that even if such conditions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions under ERISA and the Code.

        Furthermore, Section 404 of ERISA sets forth standards of care for investment decisions made by a fiduciary of an ERISA Plan. In deciding whether to invest in the offered securities, a fiduciary of an ERISA Plan must take the following into account, among other considerations:

  •
  whether the fiduciary has the authority to make the investment;

  •
  whether the investment is made in accordance with the written documents that govern the ERISA Plan;

  •
  whether the investment constitutes a direct or indirect transaction with a party in interest or disqualified person;

  •
  the composition of the ERISA Plan's portfolio with respect to diversification by type of asset;

  •
  the ERISA Plan's funding objectives;

  •
  the tax effects of the investment; and

  •
  whether under the general fiduciary standards of investment procedure and diversification an investment in the offered securities is appropriate for the ERISA Plan, taking into account the overall investment policy of the ERISA Plan, the composition of the ERISA Plan's investment portfolio and all other appropriate factors.

        Prior to making an investment in the securities, a Plan investor must determine whether we are a party in interest or disqualified person with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions, including those described above. In addition, a fiduciary of an ERISA Plan must determine whether the investment is otherwise a permissible and appropriate investment for the ERISA Plan. Prospective investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and the potential consequences of such investment with respect to their specific circumstances.

        Employee benefit plans that are non-U.S. plans (as defined in Section 4(b)(4) of ERISA), governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) (collectively, "Non-ERISA Plans") are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to similar restrictions under non-U.S., federal, state or local law (any such law, a "Similar Law").

        Each person who acquires the securities or an interest therein will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or Non-ERISA Plan have been used to acquire such security or an interest therein, or (ii) the purchase and holding of such security or an interest therein by such person are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or class exemptions or do not violate applicable Similar Law.

        The above is a summary of some of the material ERISA considerations applicable to prospective Plan investors. It is not intended to be a complete discussion, nor is it to be construed as legal advice or a legal opinion. Prospective Plan investors should consult their own counsel on these matters.

HOLDING COMPANY STRUCTURE

        We are a holding company and our assets consist primarily of investments in our subsidiaries. A substantial portion of our consolidated liabilities have been incurred by our subsidiaries. Our rights and the rights of our creditors, including holders of our debt securities and holders of our preferred stock, to participate in the distribution of assets of any subsidiary upon liquidation or reorganization of this subsidiary or otherwise will be subject to prior claims of such subsidiary's creditors, including trade creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. Accordingly, the holders of our debt securities and preferred stock may be deemed to be effectively subordinated to such claims. As of December 31, 2007, our subsidiaries had a total of approximately $2.3 billion of outstanding liabilities, including indebtedness.

        Our ability to service our indebtedness and other obligations, including the securities, and our ability to pay dividends on our capital stock is dependent primarily upon the earnings and cash flow of our subsidiaries and the distribution or other payment to us of such earnings and cash flow.

PLAN OF DISTRIBUTION

        We may sell any series of debt securities, stock purchase contracts, equity units and warrants and shares of common stock and shares of preferred stock being offered by this prospectus in three ways: (1) to or through underwriters or dealers, (2) directly to other purchasers, or (3) through agents. The prospectus supplement with respect to any series of securities will set forth the terms of the offering of the securities, including

  •
  the name or names of any underwriters, dealers or agents;

  •
  the price of the offered securities;

  •
  the net proceeds to us from such sale;

  •
  any underwriting discounts or other items constituting underwriters' compensation;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

        If we use underwriters in the sale of the securities, we will enter into an underwriting agreement with those underwriters when we and they determine the offering price of the securities. The securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public price or at varying prices determined at the time of sale. We will name the underwriter or underwriters with respect to a particular underwritten offering of securities in the prospectus supplement relating to such offering, and if an underwriting syndicate is used, we will name the managing underwriter or underwriters on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters or agents to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If we use a dealer to offer and sell any securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement relating thereto.

        Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent—in each case, less other expenses attributable to issuance and distribution. Underwriters, agents, and dealers participating in the distribution of such securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of such securities by them may be deemed to be underwriting discounts or commissions under the Securities Act.

        Each underwriter, dealer and agent participating in the distribution of any securities which are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulation Section 1.163-5(c)(2)(i)(D). See "Limitations on Issuance of Bearer Securities."

        Certain persons participating in an offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, such securities in the open market. These activities may stabilize or maintain the market price of such securities at a level higher than that which might otherwise prevail for a limited period after the issue date of such securities. However, there may be no obligation on the underwriters or any other person to do this. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

        We may issue series of securities with no established trading market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

        If so indicated in the prospectus supplement, one or more firms, which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the prospectus supplement.

        Remarketing firms, agents, dealers, and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that such agents, dealers, or underwriters may be required to make with respect thereto. Underwriters, dealers, or agents and their associates may be customers of, engage in transactions with and perform services for, us in the ordinary course of business.

        The maximum commission or discount to be received for the sale of the offered securities by any member of the Financial Industry Regulatory Authority (the "FINRA") or independent broker or dealer will not be greater than 8%.

        Under Rule 2720 of the Conduct Rules administered by FINRA, when a FINRA member participates in the distribution of an affiliated company's securities, the offering must be conducted in accordance with the applicable provisions of Rule 2720. Any offer and sale of offered securities by any qualified affiliate of Legg Mason, Inc. will comply with the requirements of Rule 2720 regarding the underwriting of securities of affiliates and with any restrictions that may be imposed on Legg Mason affiliates by the Federal Reserve Board.

        No member of FINRA participating in offers and sales of the offered securities may execute a transaction in the offered securities in the United States in a discretionary account without the specific prior written approval of the member's customer.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Thomas C. Merchant, Esq., our Secretary and Deputy General Counsel. Mr. Merchant beneficially owns, or has rights to acquire under our employee benefit plans, less than one percent of our common stock.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended March 31, 2007 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following are the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting fees and commissions. All such expenses other than the Securities and Exchange Commission registration fee and Financial Industry Regulatory Authority filing fee are estimates.

Securities and Exchange Commission registration fee	$	*
Trustees' fees and expenses		25,000
Printing and engraving fees and expenses		500,000
Accounting fees and expenses		200,000
Blue sky fees and expenses		0
Legal fees		1,000,000
Rating agency fees		570,000
Miscellaneous (including Listing fees, if applicable)		615,000

Total	$	*

    *
    Omitted because the registration fee is being deferred pursuant to Rule 456(b).

Item 15.    Indemnification of Directors and Officers.

        The registrant's by-laws provide for indemnification of any person who is serving or has served as a director or officer of the registrant, against all liabilities and expenses incurred in connection with any action, suit or proceeding arising out of such service to the full extent permitted under Maryland law.

        Section 2-418 of the Maryland General Corporation Law establishes provisions whereby a Maryland corporation may indemnify any director or officer made a party to an action or proceeding by reason of service in that capacity, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such action or proceeding unless it is proved that the director or officer (i) acted in bad faith or with active and deliberate dishonesty, (ii) actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, had reasonable cause to believe that his act was unlawful. However, if the proceeding is a derivative suit in favor of the corporation, indemnification may not be made if the individual is adjudged to be liable to the corporation. In no case may indemnification be made until a determination has been reached that the director or officer has met the applicable standard of conduct. Indemnification for reasonable expenses is mandatory if the director or officer has been successful on the merits or otherwise in the defense of any action or proceeding covered by the indemnification statute. The statute also provides for indemnification of directors and officers by court order. The indemnification provided or authorized in the indemnification statute does not preclude a corporation from extending other rights (indemnification or otherwise) to directors and officers.

        The registrant's officers and directors are insured against certain liabilities under certain policies maintained by the registrant with aggregate coverage of $150,000,000.

        The foregoing summaries are subject to the complete text of the statute, by-laws and agreements referred to above and are qualified in their entirety by reference thereto.

Item 16.    Exhibits.

        The following is a list of all exhibits filed as a part of this Registration Statement on Form S-3, including those incorporated herein by reference.

Exhibit Number		Description of Exhibit
1		The form or forms of Underwriting Agreement for Debt Securities, Debt Warrants, Equity Units, Preferred Stock and Common Stock Warrants, Stock Purchase Contracts, Preferred Stock and Common Stock will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(a)	Form of Indenture for Senior Securities between Legg Mason, Inc. and The Bank of New York, as Trustee.
4	(b)
Form of Indenture for Subordinated Securities between Legg Mason, Inc. and The Bank of New York, as Trustee, filed as exhibit 4.B to the registrant's Registration Statement (file number 333-00151) on Form S-3 dated January 11, 1996 and incorporated herein by reference.
4	(c)
The form or forms of Debt Securities with respect to each particular series of debt securities registered hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(d)	The form of Stock Purchase Contract will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(e)	The form of Equity Unit Certificate will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(f)	The form of Debt Warrant Agreement, including the form of Debt Warrant Certificate, will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(g)
The form of Preferred Stock and Common Stock Warrant Agreement, including the forms of Preferred Stock and Common Stock Warrant Certificate, will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(h)	The form of certificate representing Preferred Stock will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(i)
Form of certificate representing Common Stock, filed as exhibit 1 to the registrant's Registration Statement on Form 8-A, amendment No. 6, dated September 29, 2006 and incorporated herein by reference.
4	(j)
Articles of Incorporation of Legg Mason, Inc., as amended, filed as exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference.
4	(k)
Bylaws of Legg Mason Inc., as amended and restated January 23, 2007, filed as exhibit 3.1 to the registrant's Current Report on Form 8-K for the event on January 23, 2007 and incorporated herein by reference.
4	(l)	Form of Articles Supplementary relating to Preferred Stock of Legg Mason, Inc. will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
5		Opinion of Thomas C. Merchant, Esq.
12	(a)	Statements re: Computation of Consolidated Ratio of Earnings to Fixed Charges.

12	(b)	Statements re: Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.
23	(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23	(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).
24		Powers of Attorneys (included in the signature pages).
25	(a)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Senior Indenture.
25	(b)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Subordinated Indenture.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

  (A)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (B)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the debt securities in the registration statement to which the prospectus relates, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

  (5)
  that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

  (iii)
  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

  (iv)
  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of Baltimore, State of Maryland, on May 6, 2008.

LEGG MASON, INC. (registrant)
By:	/s/ THOMAS P. LEMKE

Name: Thomas P. Lemke Title: Senior Vice President and General Counsel

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark R. Fetting, Thomas P. Lemke and Peter L. Bain, or any of them, his true and lawful attorneys-in-fact, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ MARK R. FETTING Mark R. Fetting	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2008
/s/ CHARLES J. DALEY, JR. Charles J. Daley, Jr.	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	May 6, 2008
/s/ RAYMOND A. MASON Raymond A. Mason	Chairman of the Board	May 6, 2008
/s/ HAROLD L. ADAMS Harold L. Adams	Director	May 6, 2008
/s/ ROBERT E. ANGELICA Robert E. Angelica	Director	May 6, 2008
/s/ DENNIS R. BERESFORD Dennis R. Beresford	Director	May 6, 2008

John E. Koerner, III	Director
/s/ CHERYL GORDON KRONGARD Cheryl Gordon Krongard	Director	May 6, 2008
/s/ SCOTT C. NUTTALL Scott C. Nuttall	Director	May 6, 2008
/s/ EDWARD I. O'BRIEN Edward I. O'Brien	Director	May 6, 2008
/s/ W. ALLEN REED W. Allen Reed	Director	May 6, 2008
/s/ MARGARET MILNER RICHARDSON Margaret Milner Richardson	Director	May 6, 2008
/s/ NICHOLAS J. ST. GEORGE Nicholas J. St. George	Director	May 6, 2008
/s/ ROGER W. SCHIPKE Roger W. Schipke	Director	May 6, 2008
/s/ KURT L. SCHMOKE Kurt L. Schmoke	Director	May 6, 2008
/s/ JAMES E. UKROP James E. Ukrop	Director	May 6, 2008

INDEX TO EXHIBITS

Exhibit Number		Description of Exhibit
1		The form or forms of Underwriting Agreement for Debt Securities, Debt Warrants, Equity Units, Preferred Stock and Common Stock Warrants, Stock Purchase Contracts, Preferred Stock and Common Stock will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(a)	Form of Indenture for Senior Securities between Legg Mason, Inc. and The Bank of New York, as Trustee.
4	(b)
Form of Indenture for Subordinated Securities between Legg Mason, Inc. and The Bank of New York, as Trustee, filed as exhibit 4.B to the registrant's Registration Statement (file number 333-00151) on Form S-3 dated January 11, 1996 and incorporated herein by reference.
4	(c)
The form or forms of Debt Securities with respect to each particular series of debt securities registered hereunder will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(d)	The form of Stock Purchase Contract will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(e)	The form of Equity Unit Certificate will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(f)	The form of Debt Warrant Agreement, including the form of Debt Warrant Certificate, will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(g)
The form of Preferred Stock and Common Stock Warrant Agreement, including the forms of Preferred Stock and Common Stock Warrant Certificate, will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(h)	The form of certificate representing Preferred Stock will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
4	(i)
Form of certificate representing Common Stock, filed as exhibit 1 to the registrant's Registration Statement on Form 8-A, amendment No. 6, dated September 29, 2006 and incorporated herein by reference.
4	(j)
Articles of Incorporation of Legg Mason, Inc., as amended, filed as exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and incorporated herein by reference.
4	(k)
Bylaws of Legg Mason Inc., as amended and restated January 23, 2007, filed as exhibit 3.1 to the registrant's Current Report on Form 8-K for the event on January 23, 2007 and incorporated herein by reference.
4	(l)	Form of Articles Supplementary relating to Preferred Stock of Legg Mason, Inc. will be filed as an exhibit to a Current Report of the registrant on Form 8-K and incorporated herein by reference.
5		Opinion of Thomas C. Merchant, Esq.
12	(a)	Statements re: Computation of Consolidated Ratio of Earnings to Fixed Charges.
12	(b)	Statements re: Computation of Consolidated Ratio of Earnings to Fixed Charges and Preferred Stock Dividends.

23	(a)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23	(b)	Consent of Thomas C. Merchant, Esq. (included in Exhibit 5).
24		Powers of Attorneys (included in the signature pages).
25	(a)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Senior Indenture.
25	(b)	The Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee for the Subordinated Indenture.

QuickLinks

TABLE OF CONTENTS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING INFORMATION
OUR COMPANY
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES AND CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
USE OF PROCEEDS
THE SECURITIES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF DEBT WARRANTS
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF COMMON STOCK WARRANTS
DESCRIPTION OF PREFERRED STOCK WARRANTS
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS
LIMITATIONS ON ISSUANCE OF BEARER SECURITIES
ERISA MATTERS
HOLDING COMPANY STRUCTURE
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other Expenses of Issuance and Distribution.
  Item 15. Indemnification of Directors and Officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
INDEX TO EXHIBITS